Exhibit 99.1

CONSORTIUM INCLUDING AFFILIATES OF GIANT AGREES

TO ACQUIRE PLAYTIKA UNIT FOR $4.4 BILLION

IN DEAL WITH CAESARS INTERACTIVE ENTERTAINMENT

HERZLIYA, ISRAEL, LAS VEGAS, UNITED STATES, and SHANGHAI, CHINA, July 30, 2016 – A consortium (the “Consortium”) including an affiliate of Shanghai Giant Network Technology Co., Ltd. (parent company ticker symbol: SZ:002558) (“Giant”), one of China’s largest online games companies, announced today it has entered into a definitive agreement with Caesars Interactive Entertainment, Inc. (“CIE”) to acquire CIE’s social and mobile games business (“Playtika”) in an all-cash deal for $4.4 billion.

The Consortium includes Giant Investment (HK) Limited; Yunfeng Capital, a private equity firm founded by Alibaba Group Holding Ltd. founder Jack Ma; China Oceanwide Holdings Group Co., Ltd.; China Minsheng Trust Co., Ltd.; CDH China HF Holdings Company Limited; and Hony Capital Fund.

Following the transaction Playtika will continue to run independently with its headquarters remaining in Herzliya, Israel and its existing management team continuing to run day-to-day operations.

“This transaction is a testament to Playtika’s unique culture and the innovative spirit of our employees who for the past six years have consistently designed, produced and operated some of the most compelling, immersive and creative social games in the world,” said Robert Antokol, Co-Founder and CEO of Playtika. “We are incredibly excited by the commercial opportunities the Consortium will make available to us, particularly in its ability to provide us access to large and rapidly growing emerging markets. This is an amazing milestone for all Playtikans and we truly value how unique this opportunity is to continue executing our vision with such a strong partner.”

Playtika, headquartered in Israel with additional studios and offices in Argentina, Australia, Belarus, Canada, Japan, Romania, Ukraine and the United States, is a leading global social and mobile free-to-play games company. Through its core technology and expertise in big data, analytics, and M&A, Playtika has successfully developed a scalable platform that is primed for future international expansion.

“Playtika’s growth has been exceptional, and highlights its outstanding team, excellent corporate culture, cutting-edge big data analytics, and its unique ability to transform and grow games,” said a representative of the Consortium, Giant’s founder and Chairman Shi Yuzhu. “We are looking forward to Playtika continuing to innovate and excel.”

“It has been a particularly rewarding experience growing Playtika from a 10-person start-up, when CIE acquired them in 2011, into a global leader,” said Caesars Interactive Entertainment Chairman and CEO, Mitch Garber. “Playtika today is a highly profitable growth company with more than 1,300 employees, multiple top grossing titles and millions of daily users. Robert is a true visionary and Israeli business leader who has created not only a great business, but also the most unique corporate culture I have seen in my career.”

The transaction is subject to customary regulatory approvals and other closing conditions, and is expected to close in the third or fourth calendar quarter of 2016.

CIE’s World Series of Poker and real-money online gaming businesses will not be included in the transaction, and the virtual currency used on the Playtika platform will continue not to be exchangeable for real money.

Raine Group LLC served as financial advisor and Latham & Watkins LLP served as legal advisor to CIE.

CODE Advisors LLC served as financial advisor and Fenwick & West LLP served as legal advisor to Giant.

ABOUT SHANGHAI GIANT NETWORK TECHNOLOGY – (GIANT)

Shanghai Giant Network Technology Co., Ltd., led by founder and Chairman Shi Yuzhu, is a leading online games developer and operator, headquartered in Shanghai, China. Its ZT Online series is among the most popular Massively Multiplayer Online Role Playing Games (MMORPGs) in China. Giant counts nearly 50 million Monthly Active Users (MAU) and several top-grossing mobile titles across its broader portfolio of games. After completing the second largest private equity-backed take-private of a U.S.-listed Chinese company, Giant returned to the Shenzen stock exchange via reverse merger with Chongqing New Century Cruise Co. in April 2016, and is currently valued at upwards of $12 billion.

ABOUT PLAYTIKA

Playtika, led by its Co-Founder and CEO, Robert Antokol, pioneered free-to-play games on social networks and mobile platforms. It is the creator of such popular titles as Slotomania, House of Fun and Bingo Blitz, which consistently rank among the top-grossing games on Apple’s App Store, Google Play and Facebook. Playtika’s games are played daily by more than 6 million people in 190 countries, in 12 languages and on more than 10 platforms. Playtika was founded in 2010 and is headquartered in Herzliya, Israel with offices in Argentina, Australia, Belarus, Canada, Japan, Romania, Ukraine and the United States.

ABOUT CAESARS INTERACTIVE ENTERTAINMENT (CIE)

Through its Playtika subsidiary, CIE is one of the world’s leading interactive social and mobile games providers. In addition to its social and mobile games businesses, CIE owns the World Series of Poker (“WSOP”) and operates real-money online gaming in Nevada under the WSOP.com brand and in New Jersey under the CaesarsCasino.com, HarrahsCasino.com and WSOP.com brands. CIE is a subsidiary of Caesars Growth Partners, LLC, which is a joint venture between Caesars Acquisition Company and Caesars Entertainment Corporation. For more information, please visit www.caesarsinteractive.com.

FORWARD LOOKING STATEMENT

This press release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning that may identify forward-looking statements and are found at various places throughout this press release. These forward-looking statements, including, without limitation, those relating to the consummation of the transactions, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this press release, are based on our current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual performance or results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	the acquisition may not be consummated due to the failure to satisfy any of the closing conditions in the purchaser agreement;

•	the sale may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the purchase agreement;

•	unexpected costs, charges or expenses resulting from the sale; and

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the sale.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. CIE, Playtika, Giant and the other members of the Consortium disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release.

MEDIA CONTACTS:

Shanghai Giant Network Technology Co., Ltd.

Kristie Chen

+8621 33979971

chenting@ztgame.com

Playtika

Seth Palansky

702/407-6344

spalansky@caesars.com

SOURCE Shanghai Giant Network Technology Co., Ltd

SOURCE Caesars Acquisition Company